EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-145589 and 333-145558) of Exterran Holdings, Inc. (formerly Hanover Compressor Company) of our report dated February 14, 2007 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Houston, Texas
February 29, 2008